SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2018

WINTHROP REALTY LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249		34-6513657
(Commission File Number)		(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 30, 2018, 701 Seventh Property Owner LLC and 701 Sign LLC (collectively, the “Sellers”), entities in which Winthrop Realty Liquidating Trust (the “Trust”) holds an indirect preferred membership interest, and which owned the property located at 701 Seventh Avenue, New York, New York (the “Property”), consummated a transaction pursuant to which an affiliate of an existing indirect member of the Sellers (the “Purchaser”) now holds a 100% ownership interest in the Property. The purchase price paid by the Purchaser was based on a gross value of the Property of $1.53 billion. After satisfying the existing debt and closing costs, the Trust received an initial distribution from the sale proceeds of approximately $200.0 million from the sale.

In addition to the cash portion of the purchase price, the Sellers were paid a portion of the purchase price by way of $75.0 million promissory note (the “Purchase Money Note”) and has entered into arrangements pursuant to which it expects the Purchase Money Note to be purchased from it by August 30, 2018, subject to two one-month extensions. In addition the Sellers deposited approximately $63.7 million of net proceeds in escrow to fund the completion of the property and certain other costs. As funds are paid on account of the Purchase Money Note and are released from escrow (which will be released in phases following substantial completion of the Property), the Trust will receive its proportionate share of such funds through future distributions from the Sellers.

The Sellers also entered into a Development Services Agreement pursuant to which the Sellers agreed to complete the construction of the Property for the benefit of the purchaser.

Item 8.01.	Other Events

As a result of the sale of the Property, the Trust’s trustees have approved a liquidating distribution of $5.15 per common beneficial interest in the Trust payable in cash on May 8, 2018 to beneficial owners of record on May 1, 2018. The Trust estimates that for 2018 effectively connected income (a portion of which will be ordinary income and a portion will be capital gains) will be approximately $0.91 per share.

On April 30, 2018, the Trust issued a press release with respect to the transactions described in Item 2.01 and announcing the distribution described in this Item 8.01. A copy of the Press Release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of May, 2018.

WINTHROP REALTY LIQUIDATING TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Trustee